NORFOLK SOUTHERN CORPORATION

(a Virginia corporation)

5.750% Senior Notes due 2018

PURCHASE AGREEMENT

Dated April 1, 2008

NORFOLK SOUTHERN CORPORATION
(a Virginia corporation)

$600,000,000
5.750% Senior Notes due 2018

PURCHASE AGREEMENT

April 1, 2008

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Barclays Capital Inc.
Deutsche Bank Securities Inc.

as Representatives of the several Initial Purchasers

c/o       Merrill Lynch & Co.
            Merrill Lynch, Pierce, Fenner & Smith

                                 Incorporated

4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

                    Norfolk Southern Corporation, a Virginia corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch, Barclays Capital Inc. and Deutsche Bank Securities Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $600,000,000 aggregate principal amount of the Company's 5.750% Senior Notes due 2018 (the "Securities").  The Securities are to be issued pursuant to an indenture, dated as of April 4, 2008 (the "Indenture"), between the Company and U.S. Bank Trust National Association, as trustee (the "Trustee").

                    The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered.  The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom.  Pursuant to the terms of the Securities and the Indenture, Subsequent Purchasers may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

                    The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum, dated April 1, 2008 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum, dated April 1, 2008 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities.  "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

                    All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

                    The holders of the Securities will be entitled to the benefits of the registration rights agreement to be dated as of the Closing Time (the "Registration Rights Agreement"), among the Company and the Initial Purchasers, pursuant to which the Company will agree to file, within 180 days following the Closing Time a registration statement with the Commission registering the Exchange Notes (as defined in the Registration Rights Agreement) under the 1933 Act.

        SECTION 1.       Representations and Warranties by the Company.

        (a)         Representations and Warranties.  The Company represents and warrants to each Initial Purchaser as of the date hereof and as of Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

            (i)     Disclosure Package and Final Offering Memorandum.  As of the Applicable Time (as defined below), neither (x) the Offering Memorandum as of the Applicable Time as supplemented by the final pricing term sheet, in the form attached hereto as Schedule C (the "Pricing Supplement"), that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities all considered together (collectively, the "Disclosure Package"), nor (y) any individual Supplemental Offering Materials (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  "Applicable Time" means 4:00 P.M. (Eastern time) on April 1, 2008 or such other time as agreed by the Company and the Representatives.

            "Supplemental Offering Materials" means any "written communication" (within the meaning of the 1933 Act Regulations (as defined below)) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Offering Memorandum or amendments or supplements thereto (including the Pricing Supplement), including, without limitation, any road show relating to the Securities that constitutes such a written communication.

            As of its issue date and as of the Closing Time, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            The representation and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package or the Final Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use therein.

            (ii)        Incorporated Documents.  The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10 K filed with the Commission and each Quarterly Report of the Company on Form 10 Q and each Current Report of the Company on Form 8 K filed with the Commission since the end of the fiscal year to which such Annual Report relates.  The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (iii)        Independent Accountants.  KPMG LLP, who have certified the financial statements of the Company and its subsidiaries and supporting schedules included in the Disclosure Package and the Final Offering Memorandum, are independent public accountants within the meaning of the 1933 Act and the rules and regulations thereunder (the "1933 Act Regulations").

            (iv)        No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Disclosure Package and the Final Offering Memorandum there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries considered as one enterprise otherwise than as set forth or contemplated in the Disclosure Package and the Final Offering Memorandum.

            (v)        Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Offering Memorandum; and the Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect (as defined herein) on its ability to perform its obligations with respect to - or the enforceability of - the Securities or its business or financial condition.

            (vi)        Capitalization.  The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the issued shares of capital stock of Norfolk Southern Railway Company ("NSR") owned by the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than agreements relating to joint venture companies.

            (vii)        Authorization of the Securities.  The Securities have been duly authorized and, at Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.  The Exchange Notes have been duly authorized and, when executed and authenticated and issued and delivered by the Company in exchange for the Securities pursuant to the Exchange Offer (as defined in the Registration Rights Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

            (viii)        Description of the Securities and the Indenture.  The Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Final Offering Memorandum and will be in substantially the respective forms last delivered to the Initial Purchasers prior to the date of this Agreement.  The Exchange Notes will conform in all material respects to the statement relating thereto contained in the Offering Memorandum and the Registration Statement (as defined in the Registration Rights Agreement) at the time it becomes effective.

            (ix)        Absence of Defaults and Conflicts.  The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or NSR pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or NSR is a party or by which the Company or NSR is bound or to which any of the property or assets of the Company or NSR is subject, other than those conflicts, breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or NSR or any of their properties other than those violations that would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement other than (i) registration under the 1933 Act of the Exchange Notes (including filings with the Financial Industry Regulatory Authority ("FINRA")) and (ii) qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in each case, upon consummation of the Exchange Offer, and except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or under the laws of foreign jurisdictions in connection with the purchase and distribution of the Securities by the Initial Purchasers.

            (x)        Absence of Proceedings.  There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would be required to be described in the Offering Memorandum were the Offering Memorandum a registration statement under the 1933 Act which is not described in the Offering Memorandum or the Disclosure Package; the legal or governmental proceedings not so described are proceedings incidental to the kind of business conducted by the Company and its subsidiaries considered as one enterprise which will not individually or in the aggregate have a Material Adverse Effect; and there is no material contract or other material document of a character which would be required to be described in the Offering Memorandum were the Offering Memorandum a registration statement under the 1933 Act that are not so described in the Offering Memorandum or the Disclosure Package.

            (xi)        Rule 144A Eligibility.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

            (xii)        No General Solicitation.  None of the Company, its affilitates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

            (xiii)        No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties of the Initial Purchasers and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement, the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act.

            (xiv)        No Directed Selling Efforts. With respect to those offered Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

        (b)        Officer's Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

        SECTION 2.      Sale and Delivery to Initial Purchasers; Closing.

        (a)        Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

        (b)        Payment.  Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

                    Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them.  It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

        (c)        Denominations; Registration.  Certificates for the Securities shall be in such denominations ($2,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representatives may request in writing at least one full business day before Closing Time.  The certificates representing the Securities shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to Closing Time.

        SECTION 3.      Covenants of the Company.  The Company covenants with each Initial Purchaser as follows:

        (a)        Offering Memorandum.  The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

        (b)        Notice and Effect of Material Events.  The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the offered Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the financial condition, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Disclosure Package, any Offering Memorandum or any Supplemental Offering Material false or misleading or (ii) are not disclosed in the Disclosure Package or the Offering Memorandum.  In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

        (c)        Amendment and Supplements to the Offering Memorandum; Preparation of Pricing Supplement; Supplemental Offering Materials.  The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers.  Neither the consent of the Initial Purchasers, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.  The Company will prepare the Pricing Supplement, in form and substance satisfactory to the Representatives, and shall furnish prior to the Applicable Time to each Initial Purchaser, without charge, as many copies of the Pricing Supplement as such Initial Purchaser may reasonably request.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities by means of any Supplemental Offering Materials.

        (d)        Qualification of Securities for Offer and Sale.  The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Initial Purchasers may designate and to maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

        (e)        DTC.  The Company will cooperate with the Initial Purchasers and use its best efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

        (f)        Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

        (g)        Reporting Requirements.  Until the offering of the Securities is complete, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

        SECTION 4.      Payment of Expenses.

        (a)        Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Disclosure Package or any Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto or of any Supplemental Offering Material, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and (viii) any fees payable in connection with the rating of the Securities.

        (b)        Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

        SECTION 5.      Conditions of Initial Purchasers' Obligations.  The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a)        Opinion of Counsel for Company.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of William A. Galanko, Esq., Vice President - Law of the Company (or another senior corporate counsel designated by the Company) in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Annex I hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

        (b)        Opinion of Counsel for Initial Purchasers.  At Closing Time, Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, shall have furnished to the Representatives such opinion or opinions, dated as of Closing Time, with respect to the incorporation of the Company, the validity of the Securities being delivered at such Closing Time, the Offering Memorandum and such related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

        (c)        Officers' Certificate.  The Company shall have furnished or caused to be furnished to the Representatives at Closing Time a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Time, as to the matters set forth in subsection (h) of this Section and as to such other matters as the Representatives may reasonably request.

        (d)        Accountants' Comfort Letter.  At the time of the execution of this Agreement, the independent accountants of the Company, KPMG LLP, who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Offering Memorandum shall have furnished to the Representatives a letter, dated the date hereof, to the effect set forth in Annex II hereto and as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives.

        (e)        Bring-down Comfort Letter.  At Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (f)        Registration Rights Agreement.  The Company shall have duly authorized, executed and delivered the Registration Rights Agreement in a form and substance satisfactory to the Initial Purchasers and their counsel.

        (g)        No Material Adverse Change in Business.  Since the date hereof or since the date as of which information is given in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, shareholders' equity or results of operations of the Company and its subsidiaries considered as one enterprise otherwise than as set forth or contemplated in the Offering Memorandum and the Disclosure Package, the effect of which is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Initial Purchasers' Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

        (h)        Maintenance of Rating.  Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities or preferred stock, if any, by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock, if any.

        (i)        Additional Documents.  At Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

        (j)        Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

        SECTION 6.      Subsequent Offers and Resales of the Securities.

        (a)        Offer and Sale Procedures.  Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

           (i)        Offers and Sales.  Offers and sales of the Securities shall be made to such persons and in such manner as is contemplated by the Offering Memorandum.  Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.

          (ii)        No General Solicitation.  No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

           (iii)        Purchases by Non-Bank Fiduciaries.  In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be an Institutional Accredited Investor or a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") or a non-U.S. person outside the United States.

           (iv)        Subsequent Purchaser Notification.  Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

            (v)        Minimum Principal Amount.  No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $2,000 principal amount and no Security will be issued in a smaller principal amount.  If a Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $2,000 principal amount of the Securities.

        (b)        Covenants of the Company.  The Company covenants with each Initial Purchaser as follows:

            (i)        Integration.  The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities byrs ent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

          (ii)        Rule 144A Information.  The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A, while any of the offered Securities remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

            (iii)        Restriction on Repurchases.  Until the expiration of six months after the original issuance of the offered Securities, the Company will not, and will cause its Affiliates not to, resell any offered Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

        (c)        Qualified Institutional Buyer.  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

        (d)        Resale Pursuant to Rule 903 of Regulation S or Rule 144A.  Each Initial Purchaser understands that the offered Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the 1933 Act.  Each Initial Purchaser severally represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and Closing Time, only in accordance with Rule 903 of Regulation S, Rule 144A or another applicable exemption from the registration requirements of the 1933 Act.  Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities sold hereunder pursuant to Regulation S, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S.  Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of offered Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases offered Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

 "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act.  Terms used above have the meaning given to them by Regulation S."

                    Terms used in the above paragraph have the meanings given to them by Regulation S.

        (e)        Each Initial Purchaser severally represents and agrees that:

          (i)        except to the extent permitted under U.S. Treas. Reg. § 1.163 5(c)(2)(i)(D) (the "D Rules"), (x) it has not offered or sold, and during the restricted period will not offer or sell, offered Securities in bearer form to a person who is within the United States or its possessions or to a United States person, and (y) such Initial Purchaser has not delivered and will not deliver within the United States or its possessions definitive offered Securities in bearer form that are sold during the restricted period;

         (ii)        it has, and throughout the restricted period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling offered Securities in bearer form are aware that such offered Securities may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

        (iii)        if such Initial Purchaser is a United States person, it represents that it is acquiring the offered Securities in bearer form for purposes of resale in connection with their original issuance and, if such Initial Purchaser retains offered Securities in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg.  § 1.163 5(c)(2)(i)(D)(6); and

        (iv)        with respect to each affiliate (if any) that acquires from such Initial Purchaser offered Securities in bearer form for the purposes of offering or selling such offered Securities during the restricted period, such Initial Purchaser either (A) hereby represents and agrees on behalf of such affiliate (if any) to the effect set forth in sub-paragraphs (i), (ii) and (iii) of this paragraph or (B) agrees that it will obtain from such affiliate (if any) for the benefit of the Company the representations and agreements contained in sub-paragraphs (i), (ii) and (iii) of this paragraph.

        SECTION 7.      Indemnification.

        (a)        Indemnification of Initial Purchasers.  The Company agrees to indemnify and hold harmless each Initial Purchaser, its Affiliates, its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Offering Memorandum, the Disclosure Package, or any Supplemental Offering Materials, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

            (iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

                    provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any such untrue statement or omission or any such alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in any Offering Memorandum, the Disclosure Package or in any Supplemental Offering Materials.

        (b)        Indemnification of Company, Directors and Officers.  Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Offering Memorandum, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Offering Memorandum, the Disclosure Package or any Supplemental Offering Materials in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use therein.

        (c)        Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the event of any such claim, action or proceeding, if the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and shall pay the fees and expenses of such counsel; provided, however, (i) if the indemnifying party fails to assume such defense in a timely manner or (ii) if there exists or may exist a conflict of interest that would make it inappropriate in the reasonable judgment of such indemnified party for the same counsel to represent both the indemnified party and the indemnifying party, then such indemnified party shall be entitled to retain its own counsel at the reasonable expense of the indemnifying party.  In respect of any claim, action or proceeding the defense of which shall have been assumed by the indemnifying party, in accordance with the foregoing, each indemnified party shall have the right to participate in such litigation and to retain its own counsel at its own expense.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d)        Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        SECTION 8.        Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                    The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

                    The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                    Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser's Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Initial Purchasers' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 9.        Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

        SECTION 10.        Termination of Agreement.

        (a)        Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Preliminary Offering Memorandum, the Disclosure Package or the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York or Virginia authorities.

        (b)        Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

        SECTION 11.        Default by One or More of the Initial Purchasers.  If one or more of the Initial Purchasers shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

        (i)        if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

        (ii)       if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

                   No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

                   In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.  As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section.

        SECTION 12.        Tax Disclosure.  Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure.  For purposes of the foregoing, the term "tax treatment" is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term "tax structure" includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

        SECTION 13.        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Initial Purchasers shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of Legal Department, notices to the Company shall be directed to it at Three Commercial Place, Norfolk, Virginia 23510, attention of Vice President and Treasurer.

        SECTION 14.        No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

        SECTION 15.       Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

        SECTION 16.       Parties.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

        SECTION 17.       GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        SECTION 18.       TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 19.      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        SECTION 20.      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

                    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

                                            NORFOLK SOUTHERN CORPORATION

                                By:    /s/ William J. Romig
                           Name: William J. Romig
                                           Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH

                              INCORPORATED

By:   /s/ Shawn Cepeda

       Name: Shawn Cepeda

       Title: Managing Director

BARCLAYS CAPITAL INC.

By:   /s/ Pamela Kendall

       Name: Pamela Kendall

       Title: Director

DEUTSCHE BANK SECURITIES INC.

By:   /s/ Scott Flieger

       Name: Scott Flieger

       Title: Managing Director

By:   /s/ Ryan Montgomery

       Name: Ryan Montgomery

       Title: Director

For themselves and as Representatives of the other Initial Purchasers named in Schedule A hereto.

SCHEDULE A

Name of Initial Purchaser	Principal Amount of Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated ..........................................................................	$ 170,000,000
Barclays Capital Inc......................................................................................	170,000,000
Deutsche Bank Securities Inc........................................................................	170,000,000
Mitsubishi UFJ Securities International plc	30,000,000
PNC Capital Markets LLC..........................................................................	30,000,000
SunTrust Robinson Humphrey, Inc. ..............................................................	30,000,000

Total............................................................................................................	$ 600,000,000

SCHEDULE B

NORFOLK SOUTHERN CORPORATION

$600,000,000

5.750% Senior Notes due 2018

        1.         The initial public offering price of the Securities shall be 99.723% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

        2.         The purchase price to be paid by the Initial Purchasers for the Securities shall be 99.073% of the principal amount thereof.

SCHEDULE C

Pricing Supplement

Pricing Term Sheet

April 1, 2008

Insurer:	Norfolk Southern Corporation
Format:	Rule 144A with Registration Rights
Rating:	Baa1 (stable) / BBB+ (stable) / BBB+ (stable)
Ranking:	Senior
Denominations:	U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof
Trade Date:	April 1, 2008
Settlement Date:	April 4, 2008 (T+ 3)
Joint Lead Managers:	Barclays Capital Inc. Deutsche Bank Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	Mitsubishi UFJ Securities International plc PNC Capital Markets LLC SunTrust Robinson Humphrey, Inc.

2018 Notes:
Principal Amount:	U.S.$600,000,000
Maturity Date:	April 1, 2018
Public Offering Price:	99.723%
Yield to Maturity:	5.787%
Spread:	+225 basis points
Benchmark Treasury:	T 3.5% due February 2018
Treasury Yield/Price:	3.537% / 99-22
Coupon:	5.750%
Interest Payment Dates:	April 1 and October 1 commencing October 1, 2008
Redemption Provisions:
Make Whole Call:	Any time at the greater of 100% or the make-whole amount at a discount rate equal to Treasury Rate +35 basis points
Change of Control:

Upon the occurrence of a Change of Control Repurchase Event, we will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase.

144A CUSIP#/ISIN#:	655844 AY4 / US655844AY43
Reg S CUSIP#/ISIN#:	U65584 AA9 / USU65584AA99

This communication is intended for the sole use of the person to whom it is provided by us.

Norfolk Southern Corporation has prepared a preliminary offering memorandum, dated April 1, 2008 (the "Preliminary Offering Memorandum"), to which this communication relates.  Before you invest, you should read the Preliminary Offering Memorandum for more information concerning Norfolk Southern Corporation and the Notes.  Terms not otherwise defined herein shall have the meanings ascribed to them in the Preliminary Offering Memorandum.

The Notes have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act").  The Notes may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act ("Rule 144A") and to certain persons in transactions outside the United States in reliance on Regulation S under the Securities Act ("Regulation S").  Prospective purchasers are hereby notified that the seller of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

Annex I

FORM OF OPINION OF COMPANY'S COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(a)

            (i)        The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum and the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

            (ii)        To the best of such counsel's knowledge there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would be required to be described in the Offering Memorandum were the Offering Memorandum a registration statement under the 1933 Act which is not so described in the Offering Memorandum or the General Disclosure Package; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (iii)        This Agreement with respect to the Securities has been duly authorized, executed and delivered by the Company.

            (iv)        The issuance and sale of the Securities have been duly authorized by the Company; the Initial Purchasers' Securities have been duly executed, issued and delivered by the Company and when authenticated in accordance with the terms of the Indenture and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) that such counsel expresses no opinion as to Section 6.12 of the Indenture.

            (v)        The issuance and sale of the Exchange Notes, which are to be offering in exchange for the Securities in an Exchange Offer (as defined in the Registration Rights Agreement) have been duly authorized by the Company, and, when executed, issued and delivered by the Company in exchange for the Securities in accordance with the terms of the Exchange Offer and authenticated in accordance with the terms of the Indenture, the Exchange Notes will be valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) that I express no opinion as to Section 6.12 of the Indenture.

            (vi)        Assuming (i) the due performance by the Company of the covenants and agreements set forth in Sections 3 and 6 of the Purchase Agreement and the due performance by you of the covenants and agreements set forth in Section 6 of the Purchase Agreement, and (ii) your compliance with the offering and transfer procedures and restrictions described in the Offering Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act.

            (vii)        The Indenture applicable to the Securities has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) that such counsel expresses no opinion as to Section 6.12 of the Indenture.

            (viii)        The issuance and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement with respect to the Securities and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or NSR pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or NSR is a party or by which the Company or NSR is bound or to which any of the property or assets of the Company or NSR is subject, other than those conflicts, breaches or defaults that would not have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the Restated Articles of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or NSR or any of their properties, other than those violations that would not have a Material Adverse Effect, except that counsel expresses no opinion with respect to the State securities or Blue Sky laws or the laws of any foreign jurisdiction or with respect to the rights to indemnity and contribution under the Purchase Agreement.

            (ix)        No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by or for the due execution, delivery or performance of this Agreement, the Indenture or the Registration Rights Agreement, the Securities, the Exchange Notes and any other agreement or instrument contemplated herein and in the Offering Memorandum, other than (i) registration under the 1933 Act of the Exchange Notes (including filings with FINRA), upon consummation of the Exchange Offer, (ii) qualification of the Indenture under the Trustee Indenture Act, upon consummation of the Exchange Offer and (iii) registration or qualification under state securities or Blue Sky laws in connection with the offer and sale of the Securities and Exchange Notes.

            (x)        The statements set forth in the Offering Memorandum under the caption "Description of Securities" (or comparable caption), insofar as they purport to summarize certain provisions of the laws and documents referred to therein, fairly summarize such provisions in all material respects.

            (xi)        The documents incorporated by reference in the Offering Memorandum as amended or supplemented, when they were filed with the Commission appeared on their face to be appropriately responsive in all material respects to the requirements of the 1934 Act and the rules and regulations thereunder, except that such counsel expresses no opinion as to the financial statements, related schedules and other financial data, and such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the documents incorporated by reference in the Offering Memorandum as amended or supplemented.

                     In addition, such counsel shall state that, although he is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, no facts have come to such counsel's attention that have led him to believe that the Offering Memorandum or any amendment or supplement thereto at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or that the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, except that such counsel expresses no opinion or belief with respect to the financial statements, schedules, other financial data. With respect to statements contained in the Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

                    In rendering the opinion required under this Annex I, counsel to the Company need not express any opinion concerning the laws of any jurisdiction other than those of the Commonwealth of Virginia and the United States of America, provided that such counsel states that he is aware of no difference between the laws of the Commonwealth of Virginia and the laws of the State of New York which would cause him to believe that his opinion would be inapplicable if it were furnished in connection with the laws of the State of New York.  In addition, in rendering the opinion required under this Annex I, such counsel may rely as to matters of fact, to the extent such counsel deems it proper, on certificates of responsible officials of the Company and public officials.

ANNEX II

            (i)        They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published rules and regulations thereunder;

            (ii)        In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information examined) by them and included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or the 1934 Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements of the Company for the periods specified in such letter;

            (iii)        They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Memorandum and/or included in the Company's quarterly report or reports filed on Form 10-Q incorporated by reference into the Offering Memorandum; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations;

            (iv)        The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included or incorporated by reference in the Offering Memorandum and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

            (v)        They have compared the information in or incorporated by reference in the Offering Memorandum under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 503(d), respectively, of Regulation S-K;

            (vi)        On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                        (A)              (i)  the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Memorandum and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Offering Memorandum do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Memorandum or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Offering Memorandum for them to be in conformity with generally accepted accounting principles;

                                        (B)                   any other unaudited income statement data and balance sheet items included in the Offering Memorandum do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                                        (C)                   the unaudited financial statements which were not included in the Offering Memorandum but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Offering Memorandum and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                                        (D)                   any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Offering Memorandum do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder or the pro forma adjustments, if any, have not been properly applied to the historical amounts in the compilation of those statements;

                                        (E)                    as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Offering Memorandum) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Offering Memorandum, except in each case for changes, increases or decreases which the Offering Memorandum discloses have occurred or may occur or which are described in such letter; and

                                        (F)                    for the period from the date of the latest financial statements included or incorporated by reference in the Offering Memorandum to the specified date referred to in Clause (E) there were any decreases in consolidated net sales, gross profit, earnings from operations, earnings from continuing operations or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Offering Memorandum discloses have occurred or may occur or which are described in such letter; and

            (vii)        In addition to the audit referred to in their reports included or incorporated by reference in the Offering Memorandum and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Memorandum (excluding documents incorporated by reference), specified by the Representatives or in documents incorporated by reference in the Offering Memorandum specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                    All references in this Annex II to the Offering Memorandum shall be deemed to refer to the Offering Memorandum (including the documents incorporated by reference therein) as defined in the Agreement as of the date of the letter delivered on the date of the Agreement for purposes of such letter and to the Offering Memorandum as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Securities for purposes of the letter delivered at the Closing Time for such Securities.